SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT.


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 12, 1996
     -----------------------------------------------------------------
                                                      (April 12, 1996)


                         Ames Department Stores, Inc.
            --------------------------------------------------
            (Exact Name of Registrant As Specified In Charter)


                                  Delaware
              ----------------------------------------------
              (State Or Other Jurisdiction Of Incorporation)


              1-5380                                 04-2269444
    ------------------------              ---------------------------------
    (Commission File Number)              (IRS Employer Identification No.)


    2418 Main Street; Rocky Hill, Connecticut               06067-0801
    -----------------------------------------               ----------
    (Address Of Principal Executive Offices)                (Zip Code)


                               (860) 257-2000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
      --------------------------------------------------------------
      (Former Name Or Former Address, If Changed Since Last Report)




                       Exhibit Index on Page 4
                   Page 1 of 7 (Including Exhibits)


Item 5:   OTHER EVENTS

             Beginning on April 12, 1996, the Company will distribute, to certain of its banks and other lenders, principal trade vendors
	         and factors, summaries of its unaudited financial results for the five and nine weeks ended March 30, 1996. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

             Sales for the five weeks ended March 30, 1996 were $8.7 million below the projections contained in the Form 8-K dated February 21, 1996 (the "Plan") primarily due to lower-than-planned sales in apparel and domestics. EBITDA was $0.3 million less than Plan and $2.3 million better than last year. The EBITDA results for the five weeks reflected lower-than-planned gross margin and other income partially offset by lower-than-planned expenses. The gross margin rate for the five weeks was higher than planned; however, gross margin was negatively impacted by the below Plan sales and was below Plan for the period.

             Sales for the nine weeks ended March 30, 1996 were $12.8 million below Plan primarily due to lower-than-planned sales in apparel and domestics. EBITDA was $0.2 million better than Plan and $4.3 million better than last year. The EBITDA variance from Plan for the nine weeks was due to the same factors as those cited above for the five week period.

             As of March 30, 1996, merchandise inventories were $16.0 million below Plan due primarily to lower-than-planned year-to-date merchandise purchases. Trade payables were $29.0 million above Plan due primarily to higher-than-planned merchandise purchases in March. Borrowings under the Company's revolving line of credit were $46.4 million below Plan due to the plan variances in merchandise inventories and trade payables discussed above.

             The Company is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results should not be relied upon for any other purpose and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 27, 1996 and the Company's Form 8-K dated February 21, 1996. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.


             Although the Company has continued to make its monthly results public, the Company does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and the Company may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by the Company's independent public accountants. Moreover, the Company does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.

          Cautionary Statements Relevant to Forward-Looking Information for Purposes of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

             When used in this Form 8-K, in any future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.


Item 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS


          Exhibit: 20    Unaudited Financial Summary Results for the Five
                         and Nine Weeks Ended March 30, 1996

                        INDEX TO EXHIBITS




     Exhibit No.               Exhibit                          Page No.
     -----------               -------                          --------

        20          Unaudited Financial Summary Results             6
                    for the Five and Nine Weeks
                    Ended March 30, 1996.

                            SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    AMES DEPARTMENT STORES, INC.
                              -------------------------------------
                                         Registrant




Dated:  April 10, 1996             By:  /s/ Joseph R. Ettore
                                      -----------------------------
                                        Joseph R. Ettore
                                        President, Director, and
                                        Chief Executive Officer


Dated:  April 10, 1996             By:  /s/ John F. Burtelow
                                      -----------------------------
                                        John F. Burtelow
                                        Executive Vice President,
                                        Chief Financial Officer


Dated:  April 10, 1996             By:  /s/ William C. Najdecki
                                      ------------------------------
                                        William C. Najdecki
                                        Senior Vice President,
                                        Finance